                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                                        PERCENT OWNED
                                                     DIRECTLY OR INDIRECTLY
                                                           BY REGISTRANT
ACTIVE
------
Encre Consumables B.V. (Encre)                                  100%

NUR America Inc. (NUR America)                                  100%

NUR Asia Pacific (Hong Kong) Ltd. (NUR Asia Pacific)            100%
NUR DO Brazil Ltda. (NUR Brazil)                                100%
NUR Europe S.A. (NUR Europe)                                    100%
NUR Hungary Trading and Software Licensing Limited              100%
Liability Company (HOC)
NUR Macroprinters (Shangai) Ltd. (NUR Shanghai)                 100%
NUR Media Solutions S.A. (NUR Media Solutions)                  100%

Salsa Digital Printers Ltd. (Salsa Digital Printers)            100%
NUR Japan Ltd. (NUR Japan)                                      100%
NUR Pro Engineering Ltd. (NUR Pro Engineering)                   50%
Stillachem S.A. (Stillachem)                                    100%